ARTICLES OF INCORPORATION

                                       OF

                    JOFRAN CONFECTIONERS INTERNATIONAL, INC.

                  The undersigned natural persons of the age of twenty one or more, acting as incorporators under the general corporation law (Chapter 78 of the Nevada revised Statutes) of the State of Nevada, do hereby certify:

                                    ARTICLE I
                                      NAME

                  The name of the Corporation is: JOFRAN CONFECTIONERS
                                                  INTERNATIONAL, INC.

                                   ARTICLE II
                                    DURATION

                  The duration of this Corporation is to be perpetual.

                                   ARTICLE III
                                     PURPOSE

                  The purpose for which this Corporation is organized is as follows: Printing and typography and to engage in any legitimate business it feels has potential; and may enter any other lawful business.

                                   ARTICLE IV
                                      STOCK

                  The aggregate number of shares which this Corporation shall have the authority to issue is Fifty Million (50,000,000) shares with a par value of One Mill ($0.001) per share.

                                    ARTICLE V
                            COMMENCEMENT OF BUSINESS

                  This Corporation will not commence business until at least One Thousand Dollars ($1,000.00) has been received as consideration for the issuance of shares.

                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

                  No shareholder of the Corporation shall have any preemptive or other rights to purchase, subscribe for, or take all or part of any shares of all or part of any notes, debentures, bonds or securities convertible into or carrying options for warrants to purchase shares of the Corporation issued, optioned or sold by it after its incorporation. Such shares may be sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may, to such Board of Directors, seem proper without first offering such shares or securities or any part thereof to existing shareholders.

                  Section 2. Shares of this Corporation shall not be issued for consideration other than money or in payment of a debt of the corporation without the unanimous consent of all shareholders.

                                   ARTICLE VII
                                INTERNAL AFFAIRS

                  Section 1. Meetings of Shareholders and Directors. Meetings of the shareholders and directors of this Corporation may be held in or without the State of Nevada, at such place or places as may from time to time be designated in the Code of By-Laws or by resolution of the Board of Directors.

                  Section 2. Code of By-Laws. The initial Code of By-Laws of the Corporation shall be adopted by its Board of Directors. The power to amend or repeal the By-Laws and to adopt a new Code of By-Laws shall be in the Board of Directors, but the affirmative vote of all directors shall be necessary to exercise that power. The Code of By-Laws may contain any provisions for the regulation and management of this Corporation which are consistent with (Chapter 78, Nevada revised Statutes) and these Articles of Incorporation.

                                  ARTICLE VIII
                                REGISTERED AGENT

                  The name of the registered agent of this Corporation is Gateway Enterprises.

                  The  address  of  the  initial   registered   office  of  this
Corporation is:
                                 2030 Ellis Way
                               Elko, Nevada 89801

                                   ARTICLE IX
                                    DIRECTORS

                  The initial Board of Directors shall consist of three (3) members. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors be elected and qualified are as follows:

                                   Gene T. Leo
                                1620 South State
                                Orem, Utah 84057

                                   Stan Dixon
                               4635 North 650 East
                                Provo, Utah 84604

                                  Don T. Wilson
                                86 South 800 West
                                Provo, Utah 84601

                                    ARTICLE X
                 CONTRACTS WITH INTERESTED DIRECTORS OR OFFICERS

                  No contract or transaction entered into by the Corporation shall be affected by the fact that any director, officer, employee or shareholder of the Corporation may in any way be interested in or connected with any party to such contract or transaction, provided that this interest be first disclosed or have been known to the Board of Directors or by a majority of such members thereof and that the contract or transaction be approved by a majority of the directors or shareholders present at the meeting where such contract or transaction is authorized or confirmed; nor shall any director or shareholder be incapacitated from having his vote be counted in determining the existence of the quorum at any meeting of the Board of Directors or shareholders which shall authorize any such contract or transaction and any interested director or shareholder may vote there at to authorize any such contract or transaction.

                                   ARTICLE XI
                                  INCORPORATORS

                  The  names  and  addresses  of  the   incorporators   of  this
Corporation are as follows:
                                   Gene T. Leo
                                1620 South State
                                Orem, Utah 84057

                                   Stan Dixon
                               4635 North 650 East
                                Provo, Utah 84604

                                  Don T. Wilson
                                86 South 800 West
                                Provo, Utah 84601

                  IN WITNESS WHEREOF the undersigned, being the incorporators, executed these Articles of Incorporation and certify to the truth of the facts herein stated this 31st day of July, 1986.

    /s/
----------------------------
Gene T. Leo

    /s/
----------------------------
Stan Dixon

    /s/
----------------------------
Don T. Wilson


STATE OF UTAH
                       ss:
COUNTY OF SALT LAKE

     Personally appeared before me, Gene T. Leo, Stan Dixon and Don T. Wilson signers of the foregoing Articles of Incorporation who stated the same.

                                                         /s/
                                                     ---------------------------
                                                     NOTARY PUBLIC Residing at:
                                                     Salt Lake City, Utah
My Commission Expires:

         12/1/89

[SEAL]
                                                   [state of Nevada certificate]